                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                           ________________________

                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 0R 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 24, 1998

                     DATA PROCESSING RESOURCES CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       CALIFORNIA                        0-27612                  95-3931443
   (State or other jurisdiction      (Commission file          (I.R.S. Employer
     of incorporation)                  number)             Identification No.)

4400 MACARTHUR BOULEVARD, SUITE 600
          NEWPORT BEACH, CA                                           92660
(Address of principal executive offices)                            (Zip Code)

      Registrant's telephone number, including area code:  (714) 553-1102


                                NOT APPLICABLE
        (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS

     On March 24, 1998, Data Processing Resources Corporation, a California corporation (the "COMPANY"), sold $115,000,000 aggregate principal amount of its 5 1/4% Convertible Subordinated Notes due 2005 (the "NOTES"), all of which were sold in reliance upon Rule 144A under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Notes were sold by the Company to NationsBanc Montgomery Securities LLC, Donaldson, Lufkin & Jenrette Securities Corporation, Robert W. Baird & Co. Incorporated and Lehman Brothers Inc. (collectively, the "INITIAL PURCHASERS"), pursuant to a Purchase Agreement, dated March 18, 1998 (the "PURCHASE AGREEMENT"). The Initial Purchasers exercised their over-allotment in full to purchase an additional $15,000,000 in aggregate principal amount of Notes. The price to investors for the Notes sold in the offering was 100% of the principal amount thereof for an aggregate offering price of $115,000,000. The Company received approximately $111,000,000 in net proceeds from the sale of Notes after the Initial Purchasers' discount of 3% of the aggregate principal amount of the Notes for an aggregate discount of $3,450,000 and after other offering expenses. The Company expects to use the net proceeds of the offering for repayment of debt, including amounts outstanding under its credit facility, working capital and other general corporate purposes, including acquisitions.

     The Notes were issued pursuant to the provisions of the Indenture, dated as of March 24, 1998 (the "INDENTURE"), between the Company and State Street Bank and Trust Company of California, N.A., as trustee thereunder. The Notes will bear interest at the rate of 5 1/4% per annum until April 1, 2005. The Notes are convertible at the option of the holder into common stock, no par value (the "COMMON STOCK"), of the Company at any time prior to the close of business on the maturity date, unless previously redeemed or repurchased, at a conversion price of $35.50 per share (equivalent to a conversion rate of approximately
28.17 shares per $1,000 principal amount of Notes), subject to adjustment in certain circumstances. The payment of principal, premium, if any, interest and any other amounts payable on or in respect of the Notes by the Company are on a subordinated basis in accordance with the terms of the Indenture.

     The Notes and the Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act, in reliance upon the exemption afforded by Rule 144A under the Securities Act. Accordingly, the Notes and the Common Stock issuable upon conversion of the Notes, were offered and sold in an aggregate principal amount of $115,000,000 only to qualified institutional buyers in reliance upon Rule 144A under the Securities Act.

     The Company has agreed to file by May 23, 1998, a shelf registration statement to register resales by the holders of the Notes and the Common Stock issuable upon conversion of the Notes, pursuant to a Registration Rights Agreement dated as of March 24, 1998, by and among the Company and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT").

     The foregoing summary of the Notes, the Indenture, the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Notes, the Indenture, the Purchase Agreement and the Registration Rights Agreement, forms of which are filed as Exhibits to this Current Report on Form 8-K (included in the Indenture in the case of the form of the Note) and as are incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits.

               The following exhibits are filed herewith:

               Exhibit No.         Document
               -----------         --------

                   1.1 Purchase Agreement dated March 18, 1998, by and between Data Processing Resources Corporation, NationsBanc Montgomery
                                   Securities LLC, Donaldson, Lufkin & Jenrette
                                   Securities Corporation, Robert W. Baird & Co. Incorporated and Lehman Brothers Inc.

                   4.1 Indenture dated March 24, 1998, by and between Data Processing Resources Corporation and State Street Bank and Trust Company of California, N.A., as trustee thereunder.

                   4.2 Registration Rights Agreement dated March 24, 1998, by and between Data Processing Resources Corporation and NationsBanc Montgomery Securities LLC, Donaldson, Lufkin & Jenrette Securities Corporation, Robert W. Baird & Co. Incorporated and Lehman Brothers Inc.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on this 24th day of March 1998.


                              DATA PROCESSING RESOURCES CORPORATION


Date: March 24, 1998          By: /s/ MICHAEL A. PIRAINO
                                 -----------------------------------------
                              Michael A. Piraino, Executive Vice President
                              and Chief Financial Officer (Principal
                              Financial and Accounting Officer)

                                 EXHIBIT INDEX


           Exhibit No.        Document
           -----------        --------

               1.1 Purchase Agreement dated March 18, 1998, by and between Data Processing Resources Corporation, NationsBanc Montgomery Securities LLC, Donaldson, Lufkin & Jenrette Securities Corporation, Robert
                              W. Baird & Co. Incorporated and Lehman Brothers
                              Inc.

               4.1 Indenture dated March 24, 1998, by and between Data Processing Resources Corporation and State Street Bank and Trust Company of California, N.A., as trustee thereunder.

               4.2 Registration Rights Agreement dated March 24, 1998, by and between Data Processing Resources Corporation and NationsBanc Montgomery Securities LLC, Donaldson, Lufkin & Jenrette Securities Corporation, Robert W. Baird & Co. Incorporated and Lehman Brothers Inc.